As filed with the Securities and Exchange Commission on March [14], 2006

Registration No. 333-122703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

United Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1984749 (I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD 20910 (301) 608-9292
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martine A. Rothblatt Chairman and Chief Executive Officer United Therapeutics Corporation 1110 Spring Street Silver Spring, MD 20910 (301) 608-9292	Copy to: Stephen I. Glover Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a) may determine

Deregistration of Common Stock

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-122703) (as heretofore amended, the “Registration Statement”) is filed by United Therapeutics Corporation, a Delaware corporation (the “Company”), to terminate the offering of up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), previously registered under the Registration Statement.  As of the date hereof, no shares of Common Stock had been sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on March 14, 2006.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt
Martine A. Rothblatt
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2006.

Signature	Title

*
Martine A. Rothblatt	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

*
Roger A. Jeffs	President, Chief Operating Officer and Director

*
Fred T. Hadeed	Executive Vice President for Business Development and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
Christopher Causey	Director

*
Raymond Dwek	Director

*
R. Paul Gray	Director

*
Raymond Kurzweil	Director

*
Christopher Patusky	Director

*
Louis W. Sullivan	Director

*                                         Paul A. Mahon, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-named officers and directors of the Registrant pursuant to powers of attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.

/s/ Paul A. Mahon
Paul A. Mahon, Attorney-in-Fact

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